As filed with the Securities and Exchange Commission on November 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Education Management Corporation*

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1119571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

210 Sixth Avenue, 33rd Floor

Pittsburgh, PA 15222

(412) 562-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Devitt Kramer

Senior Vice President,

General Counsel and Secretary

210 Sixth Avenue, 33rd Floor

Pittsburgh, PA 15222

(412) 562-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Kimberly A. Taylor

Morgan, Lewis & Bockius LLP

One Oxford Centre, 32nd Floor

Pittsburgh, PA 15219

(412) 560-3300

*	The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)(3)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities (4)
Debt Guarantees (5)
Depositary Shares
Warrants
Purchase Contracts
Units
Total	$1,000,000,000		$128,800

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby, and may be issued in primary offerings or upon exercise, conversion or exchange of other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3)	Amount calculated pursuant to Rule 457(o).
(4)	The debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants listed below under “Table of Additional Registrants.”
(5)	The guarantees of debt securities will be issued by one or more of the registrants listed below under “Table of Additional Registrants.” No separate consideration will be received for the guarantees. No additional registration fee is payable with respect to the guarantees pursuant to Rule 457(n) under the Securities Act.

Table of Additional Registrants

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
AICA-IE Restaurant, Inc.	California	26-2961312	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

AID Restaurant, Inc.	Texas	01-0691168	8080 Park Lane Suite 100 Dallas, Texas 75231 214-692-8080

AIH Restaurant, Inc.	Texas	76-0431417	1900 Yorktown Houston, Texas 77056 713-623-2040

AIIN Restaurant LLC	Indiana	26-2701617	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

AIIM Restaurant, Inc.	Minnesota	41-1977654	15 S. 9th St. LaSalle Building Minneapolis, Minnesota 55409 612-332-3361

AIT Restaurant, Inc.	Florida	20-8315057	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

AITN Restaurant, Inc.	Tennessee	26-2240577	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Argosy University Family Center, Inc.	Minnesota	16-1665500	310 East 38th St. Minneapolis, MN 55409 612-827-5981

The Connecting Link, Inc.	Georgia	58-1987235	5126 Ralston St. Ventura, CA 93003 805-654-0739

EDMC Marketing and Advertising, Inc.	Georgia	58-1591601	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Education Management Finance Corp.	Delaware	20-4887689	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Education Management LLC	Delaware	20-4506022	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Higher Education Services, Inc.	Georgia	58-1983881	709 Mall Avenue Savannah, GA 31406 803-799-9082

MCM University Plaza, Inc.	Illinois	36-4118464	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, or SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2013

PROSPECTUS

Education Management Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We, from time to time, may offer and sell, in one or more offerings, shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, purchase contracts and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EDMC.” On November 25, 2013, the last reported sale price of our common stock on the NASDAQ Stock Market was $12.12.

Our executive offices are located at 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 and our telephone number is (412) 562-0900.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless the context otherwise requires, references in this prospectus to “EDMC,” “the Company,” “we,” “us” and “our” refer to Education Management Corporation and its consolidated subsidiaries. References to our fiscal year refer to the twelve month period ended June 30 of the year referenced.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. We may offer and sell, from time to time in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or change information contained in or incorporated by reference into this prospectus.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

You should not assume that the information contained in this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (which we refer to as the “SEC”) that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and our website at www.edmc.edu. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-34466.

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 3, 2013;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 1, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 7, 2013 and Definitive Additional Materials on Schedule 14A, filed with the SEC on October 31, 2013;

•	Our Current Reports on Form 8-K, filed with the SEC on October 15, 2013, November 1, 2013 and November 8, 2013; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 22, 2009, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

Education Management Corporation

210 Sixth Avenue, 33rd Floor

Pittsburgh, PA 15222

Telephone: (412) 562-0900

Attention: Secretary

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which are based on information currently available to management, typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” or “projects” or similar words and concern our strategy, plans or intentions. However, the absence of these or similar words does not mean that any particular statement is not forward-looking. All of the statements that we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. In addition, from time to time, we make forward-looking public statements concerning our expected future operations and performance and other developments. These and any other forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially and unpredictably from any future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions, and we caution that it is very difficult to predict the impact of known factors, and impossible to anticipate all factors, that could affect our actual results.

Some of the factors that we believe could affect our results and that could cause actual results to differ materially from our expectations include, but are not limited to: the timing and magnitude of student enrollment and changes in student mix, including the relative proportions of on-ground and online students enrolled in our programs; changes in average registered credits taken by students; student retention; our ability to maintain eligibility to participate in Title IV programs; changes in government spending; other changes in our students’ ability to access federal and state financial aid, as well as private loans from third-party lenders; any difficulties we may face in opening new schools, growing our online academic programs and otherwise implementing our growth strategy; increased or unanticipated legal and regulatory costs; the results of program reviews and audits; changes in accreditation standards; the implementation of new operating procedures for our fully online programs; the potential impact of the draft gainful employment regulation issued by the U. S. Department of Education on August 31, 2013; adjustments to our programmatic offerings to comply with the 90/10 rule; our high degree of leverage and our ability to generate sufficient cash to service all of our debt obligations and other liquidity needs; other market and credit risks associated with the post-secondary education industry, adverse media coverage of the industry and overall condition of the industry; changes in the overall U.S. or global economy; disruptions or other changes in access to the credit and equity markets in the United States and worldwide; and the effects of war, terrorism, natural disasters or other catastrophic events.

The risks and uncertainties referenced above are not intended to be exhaustive. We refer you to our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q filed after such Annual Report, including the information contained under the caption “Item 1A — Risk Factors” of such reports, and the other documents incorporated by reference into this prospectus for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

EDUCATION MANAGEMENT CORPORATION

We are among the largest providers of post-secondary education in North America, with approximately 125,560 enrolled students as of October 2013, offering academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and strive to improve the learning experience for our students to help them achieve their educational goals across the spectrum of in-demand careers. We target a large and diverse market, as our educational institutions offer students the opportunity to earn undergraduate and graduate degrees, including doctoral degrees, and certain specialized non-degree diplomas in a broad range of disciplines. These disciplines include media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.

Each of our schools located in the United States is licensed or otherwise authorized to offer post-secondary programs in the state in which it is located, accredited by a national or regional accreditation agency and certified by the U.S. Department of Education, enabling students to access federal student loans, grants and other forms of public and private financial aid. Our innovative academic programs are designed with an emphasis on employment-focused content and technology that advances education, and are taught primarily by faculty members who, in addition to having appropriate academic credentials, offer practical and relevant professional experience in their respective fields. We had net revenues of $2.5 billion in fiscal 2013 and $580.4 million for the three months ended September 30, 2013 and employed approximately 23,400 people as of June 30, 2013.

Our schools comprise a national education platform that is designed to address the needs of a broad market, taking into consideration various factors that influence demand, such as programmatic and degree interest, employment opportunities, requirements for credentials in certain professions, demographics, tuition pricing points and economic conditions. We believe that our schools collectively enable us to provide access to a high quality education for potential students, at a variety of degree levels and across a wide range of disciplines.

During our more than 40-year operating history, we have expanded the reach of our education systems and currently operate 110 primary locations across 32 U.S. states and in Canada. In addition, we have offered online programs since 2000, enabling our students to pursue degrees fully-online or through a flexible combination of both online and campus-based education. We strive to maintain a culture of compliance within our organization with the numerous laws and regulations that govern our business and operations.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of indebtedness, investments in our subsidiaries, business acquisitions and the repurchase, redemption or retirement of our securities, including shares of our common stock. We may also invest the net proceeds in U.S. government securities, certificates of deposit or other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

		Year Ended June 30,
	Three Months Ended September 30, 2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(a)	(b)	(c)	(d)	3.2	2.6	1.9

(a)	For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of consolidated pretax income (loss) from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries and income (loss) of equity investees, plus (1) amortization of capitalized interest, (2) distributed income of equity investees and (3) fixed charges described below, excluding interest capitalized. “Fixed charges” consist of (1) interest expensed, (2) capitalized interest, (3) amortization of debt issuance costs and (4) the portion of rent expense estimated to represent interest. Since there was no preferred stock outstanding during the years covered by the table, the ratio of earnings to combined fixed charges and preferred stock dividends has been omitted.
(b)	Earnings were insufficient to cover fixed charges by $19.9 million for the three months ended September 30, 2013.
(c)	Earnings were insufficient to cover fixed charges by $255.9 million for the year ended June 30, 2013.
(d)	Earnings were insufficient to cover fixed charges by $1,529.5 million for the year ended June 30, 2012.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but is not complete. It is subject to, and qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended (which we refer to as our “articles of incorporation”), our amended and restated bylaws (which we refer to as our “bylaws”), each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If any particular terms of the common stock or preferred stock described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. The terms of these securities also may be affected by the Pennsylvania Business Corporation Law of 1988 (which we refer to below as the “PBCL”).

Authorized Capital Stock

We are authorized to issue a total of 610,000,000 shares of capital stock consisting of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of November 25, 2013, there were 125,747,978 shares of our common stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. As of the date of this registration statement, there were no shares of preferred stock outstanding.

Voting

The affirmative vote of a majority of the shares of our capital stock present, in person or by written proxy, at a meeting of shareholders and entitled to vote on the subject matter will be the act of the shareholders.

Our articles of incorporation may be amended in any manner provided by the PBCL, provided that the affirmative vote of two-thirds (or, if the private equity funds affiliated with the consortium of private equity investment funds led by Providence Equity Partners, Goldman Sachs Capital Partners and Leeds Equity Partners that acquired EDMC on June 1, 2006 (collectively, the “Sponsors”) and certain of our other institutional investors collectively beneficially own 50% or more of the outstanding shares of our common stock, a majority) of the voting power of outstanding shares of our capital stock, voting together as a single class, is required to amend certain provisions of our articles of incorporation. Our Board of Directors has the power to adopt, amend or repeal our bylaws, subject to the power of our shareholders to adopt, amend or repeal the bylaws by the affirmative vote of the holders of at least two-thirds (or, if the private equity funds affiliated with the Sponsors and certain of our other institutional investors collectively beneficially own 50% or more of the outstanding shares of our common stock, a majority) of the voting power of our outstanding shares of capital stock, voting together as a single class.

Action by Written Consent

Our articles of incorporation and bylaws provide that shareholder action cannot be taken by written consent of the shareholders once the private equity funds affiliated with the Sponsors and certain of our other institutional investors cease to beneficially own 50% or more of our outstanding common stock, other than unanimous written consent of all of the shareholders.

Ability to Call Special Meetings

Our articles of incorporation and bylaws provide that special meetings of our shareholders can only be called pursuant to a resolution adopted by a majority of our Board of Directors or by our chief executive officer or, in the absence of a chief executive officer, our president. Special meetings may also be called by the holders of at least 25% of the outstanding shares of our common stock until the private equity funds affiliated with the Sponsors and certain of our other institutional investors beneficially own less than 50% of the outstanding common stock. Thereafter, shareholders will not be permitted to call a special meeting or to require our board to call a special meeting.

Anti-Takeover Provisions

Our articles of incorporation and bylaws, as well as the PBCL, contain various provisions intended to promote the stability of our shareholder base and render more difficult certain unsolicited or hostile attempts to take us over, which could disrupt us, divert the attention of our directors, executive officers or employees and adversely affect the independence and integrity of the business.

Our bylaws provide that, subject to the terms of our shareholders agreement, newly created directorships resulting from any increase in the number of directors and any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office. This is the case even if the remaining directors constitute less than the number of directors previously required to establish a quorum of the members of the Board of Directors, or if there is only a sole remaining director. However, if a director is removed by a vote of the shareholders, a new director may be elected at that same meeting to fill the vacancy resulting from such removal. Any director appointed as described in this paragraph will hold office until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our Board of Directors will shorten the term of any incumbent director. Our articles of incorporation and bylaws further provide that once the private equity funds affiliated with the Sponsors and certain of our other institutional investors collectively cease to beneficially own 50% or more of our outstanding common stock, shareholders may remove directors only for cause.

These provisions of our articles of incorporation and bylaws and of the PBCL preclude a third party from removing incumbent directors and simultaneously gaining control of our Board of Directors by filling the vacancies created as a result of the removal with its own nominees. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

No Cumulative Voting. Our articles of incorporation provide that shareholders do not have the right to cumulate votes in the election of directors. Cumulative voting rights would have been available to the holders of our common stock if our articles of incorporation did not prohibit cumulative voting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors.

Shareholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although neither our articles of incorporation nor our bylaws gives the Board of Directors the power to approve or disapprove shareholder nominations of candidates or proposals about other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Preferred Stock. Our Board of Directors has authority to issue series of preferred stock with such voting rights and other powers as the Board of Directors may determine, as described above.

Pennsylvania Anti-Takeover Law. The PBCL provides certain anti-takeover protections to domestic corporations which do not elect out of those protections. Under our articles of incorporation, we have elected out of these provisions.

In addition, under Section 1715 of the PBCL, our directors are not required to regard the interests of any particular group, including those of the shareholders, as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, such factors as:

•	the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments;

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence;

•	the resources, intent and conduct of any person seeking to acquire control of us; and

•	all other pertinent factors.

Section 1715 further provides that any act of our Board of Directors, a committee of the Board of Directors or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of our disinterested directors have assented will be presumed to satisfy the standard of care set forth in the PBCL, unless it is proven by clear and convincing evidence that our disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of Section 1715, our directors are provided with broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

The rights and limitations provided by Section 1715 may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. Therefore, the rights and limitations provided by Section 1715 may have a depressive effect on the price of our common stock.

Limitation of Liability and Indemnification Matters

Our articles of incorporation and bylaws provide that a director of the Company will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the PBCL. Our articles of incorporation and bylaws also provide for indemnification, to the fullest extent permitted by law and subject to certain limited exceptions, by the Company of any officer or director (including former officers and directors) made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer or other authorized representative of the Company, against all expenses, judgments, losses, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection with the action, suit or proceeding. Our articles of incorporation and bylaws also provide that, to the extent authorized from time to time by our Board of Directors, we may provide indemnification to any one or more employees and other agents of the Company to the extent and effect determined by our Board of Directors to be appropriate and authorized by the PBCL. We have entered into indemnification agreements that provide directors and officers with contractual rights to the indemnification and expense advancement rights provided under our articles of incorporation and bylaws, as well as contractual rights to additional indemnification and expense advancement rights as provided in the indemnification agreement. These additional indemnification and expense advancement rights include (i) indemnification for all expenses actually and reasonably incurred by an indemnitee who, by reason of his corporate status, is a witness or is otherwise asked to participate in any proceeding to which the indemnitee is not a party and (ii) advancement of all expenses incurred by or on behalf of the indemnitee in connection with any proceeding.

Our articles of incorporation and bylaws also permit us to purchase and maintain insurance for the foregoing. We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of our articles of incorporation and bylaws.

Corporate Opportunities

Our articles of incorporation provide that the Sponsors have no obligation to offer us an opportunity to participate in business opportunities presented to the Sponsors or their respective affiliates even if the opportunity is one that we might reasonably have pursued, and that neither the Sponsors nor their respective affiliates will be liable to us or our shareholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of the Company, such business opportunity (i) is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of the Company and (ii) is not separately offered to any of the Sponsors or any of their respective affiliates or representatives (other than the Company) by a party other than such director or officer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent for any series of preferred stock covered by this prospectus will be identified in the prospectus supplement relating to that series of preferred stock.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Stock Market under the trading symbol “EDMC.” We have not yet determined whether any series of preferred stock covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any series of preferred stock upon issuance, the prospectus supplement relating to that series of preferred stock will disclose the exchange, quotation system or market on which such preferred stock will be listed.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or any other trustee named in the applicable prospectus supplement. We have filed a form of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general terms and provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture. Throughout the summary we have included parenthetical references to the indenture sections to help you locate the provisions being discussed. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.

As used in this section of the prospectus, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership of Debt Securities.”

General

The indenture provides that we may issue unsecured senior or subordinated debt securities from time to time in one or more series, with different terms. The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our “senior indebtedness” (including senior debt securities), as described below under the heading “Subordinated Debt.” Because the debt securities (both senior and subordinated) will be our unsecured obligations, our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The debt securities may have the benefit of guarantees by one or more of our subsidiaries on a senior or subordinated basis, as further described under “Guarantees.”

We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indenture does not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indenture does not limit the amount of debt securities that we may issue. We have the right, from time to time, to issue debt securities of any series previously issued. (Section 2.01)

The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $2,000 and integral multiples of $1.00 in excess thereof, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	whether the securities are to be guaranteed and the terms of any guarantees;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants. (Section 2.01)

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed herein. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities upon delivery to the trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent provided in the indenture relating to such transaction have been complied with or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities upon delivery to the trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent provided in the indenture relating to such transaction have been complied with. (Section 5.01(c); Section 10.06)

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “Subordinated Debt” below. (Article 10)

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the subordinated debt securities are issued or created, incurred, or thereafter guaranteed or assumed. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. (Section 2.15)

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. (Section 2.15) Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) failure by the Company or any guarantor for 60 days after receipt of written notice given by the trustee or the holders of not less 25% in principal amount of the debt securities to comply with any of their respective obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the indenture or the debt securities;

(4) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company has occurred;

(5) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more; or

(6) if Article 10 has been made applicable with respect to the debt securities, any guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any guarantor, as the case may be, denies that it has any further liability under its guarantee or gives notice to such effect, other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the indenture. (Section 6.01)

If an Event of Default (other than an Event of Default specified in clause (4)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. (Section 6.02) If an Event of Default under the indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder. (Section 6.02)

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. (Section 6.02) The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security. (Section 6.04)

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 6.06) These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment. (Section 6.07)

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent individual would under the circumstances in the conduct of that person’s own affairs. (Section 7.01) If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. (Section 7.01) Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee. (Section 6.05)

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 7.05)

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	cure any ambiguity, omission, mistake, defect or inconsistency;

•	evidence a succession of the trustee;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or any guarantor;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

•	conform the text of the indenture, guarantees or the debt securities to any provision of the “Description of New Securities” or equivalent section of any prospectus supplement to the extent that such provision in such “Description of New Securities” section was intended to be a verbatim recitation of a provision of the indenture, guarantee or debt securities;

•	make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in the debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

•	establish any form of debt security or guarantees and to provide for the issuance of any series of debt securities or guarantees; or

•	make any change that does not adversely affect in any material respect the interests of any holder. (Section 9.01)

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	make any change in the amendment and waiver provisions and provisions relating to waivers of past defaults or the rights of holders to receive payments of principal of or premium, if any, or interest on the debt securities ;

•	impair the right to receive payment or to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the indenture or any guarantee which cannot be amended or modified without the consent of all holders;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	subordinate the debt securities or guarantees in right of payment; or

•	modify the guarantees in any manner adverse to the holders. (Section 9.02)

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•	we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time, or both, would become an Event of Default, exists;

•	each guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its guarantee shall apply to such person’s obligations under the indenture and the debt securities; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture. (Section 5.01)

In addition, any of our subsidiaries may consolidate with or merge into or transfer all or part of its properties and assets to us, and we may merge with an affiliate, solely for the purpose of reincorporating the Company in the United States, or any state thereof, or the District of Columbia. (Section 5.01)

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor. (Section 5.02)

No Restrictive Covenants; No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any restrictive covenants, including covenants restricting either us or our subsidiaries from:

•	entering into one or more additional indentures providing for the issuance of debt securities;

•	from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured;

•	from entering into sale and leaseback transactions;

•	from paying dividends or making other distributions on our respective capital stock; or

•	from purchasing or redeeming our respective capital stock.

Also, unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any financial ratios or specified levels of net worth or liquidity to which either we or our subsidiaries must adhere or contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds in the form of cash in U.S. dollars, Government Securities, or a combination thereof, to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium to the date of maturity or redemption; and

•	no Event of Default, and no default or other event which, after notice or lapse of time, or both, would become an Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the indenture or the debt securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any guarantor is a party or by which the Company or any guarantor is bound;

•	we have paid or caused to be paid all other sums then due and payable under the indenture;

•	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 11.01)

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and the Company’s obligations in connection therewith; and

•	the defeasance provisions of the indenture. (Section 8.02)

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an Event of Default for that series. (Section 8.03)

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on such debt securities of a series on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such debt securities and the Company must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

•	in the case of legal defeasance, (a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of such debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes, as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred ;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

•	the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any guarantor is a party or by which the Company or any guarantor is bound;

•	we must have delivered to the trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

•	we must have delivered to the trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any guarantor or others; and

•	we must have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with. (Section 8.04)

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities, the guarantees and the indentures will be governed by New York law. (Section 12.08)

No Personal Liability of Directors, Officers, Stockholders or Employees

The indenture provides that no director, officer, employee, incorporator, member or stockholder of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Company or the guarantors, the guarantees or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. (Section 12.07)

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any debt security selected for redemption. Also, the Company is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed. (Section 2.06)

Legal Ownership of Debt Securities

Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered form. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominees. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

In the future, we may terminate a global security under the circumstances specified below under the heading “What Is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer below to “you,” we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to “your debt securities,” we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under the heading “Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under the heading “Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When Beneficial Interest in a Global Security May Be Exchanged for a Definitive Security

In a few special situations described below, a beneficial interest in a global security may be exchanged for physical certificates representing those interests. After that exchange, the physical certificates will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under the heading “Legal Ownership of Debt Securities.”

The beneficial interest in a global security may be exchanged for physical certificates representing those interests when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 120 days; or

•	there shall have occurred and be continuing a Default with respect to the debt securities. (Section 2.06)

The prospectus supplement may also list additional situations for exchanging or terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security may be exchanged or terminated, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of such depositary shares. You should refer to the provisions of the applicable depositary agreement and related depositary receipt and applicable prospectus supplement for more specific information about the depositary shares we may offer. If any particular terms of the depositary agreements and related depositary receipts described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares

Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous

The depositary agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may issue warrants for the purchase of our common stock, preferred stock, debt securities and guarantees, depositary shares, units or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	other material terms of the warrants.

Warrants may be exercised in the manner specified in applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After your warrants expire they will become void.

DESCRIPTION OF PURCHASE CONTRACTS

The following summary of certain provisions of the purchase contracts is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase contract that will be filed with the SEC in connection with the offering of such purchase contracts. You should refer to the provisions of the applicable purchase contract and applicable prospectus supplement for more specific information about the purchase contracts we offer. If any particular terms of the purchase contract described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, or a combination thereof, as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable thereunder. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof, or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may also require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts will be issued under the indenture.

Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the unit described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities and guarantees, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, depositary shares, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of the unit agreement governing the units; and

•	a description of the provisions for payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:

•	through agents;

•	to dealers;

•	to underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents (or one ore more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement. In rendering its opinion, Morgan, Lewis & Bockius LLP will rely upon the opinion of Jones Day as to all matters governed by the laws of the State of California, the State of Florida, the State of Georgia, the State of Illinois and the State of Texas, the opinion of Barnes & Thornburg LLP as to all matters governed by the laws of the State of Indiana and the State of Minnesota and the opinion of Waller Lansden Dortch & Davis, LLP as to all matters governed by the laws of the State of Tennessee.

EXPERTS

The consolidated financial statements of Education Management Corporation and Subsidiaries appearing in Education Management Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2013 (including schedule appearing therein), and the effectiveness of Education Management Corporation’s internal control over financial reporting as of June 30, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in the subsequently filed documents will be, incorporated herein by reliance upon the reports of Ernst & Young LLP pertaining to such filed financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the estimated fees and expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$128,800
Rating agencies’ fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustees’ fees and expenses	*
Printing expenses	*
Blue sky fees and expenses	*
Miscellaneous	*

Total	*

*	Not presently known.

Item 15. Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the organizational documents of the Registrants. Insofar as indemnification for liabilities arising under the Securities Act , as amended, may be permitted to directors, officers or persons controlling Registrants pursuant to the provisions below, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Delaware Registrants

Education Management Finance Corp. is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breaches of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation of Education Management Finance Corp. (“EMFC”) provide that no director shall be liable to EMFC for monetary damages for breach of fiduciary duty. The bylaws of EMFC provide that EMFC shall indemnify (subject to limitations) any director, officer, employee or agent of EMFC if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EMFC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. EMFC may provide additional indemnification, as permitted by law, and any indemnification is not exclusive of any of his other rights.

Education Management LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company, or other person, from and against any and all claims and demands whatsoever.

In accordance with this provision, the Limited Liability Company Agreement of Education Management LLC (“EM”) provides that EM shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a managing member, director or officer of EM, or is or was serving at the request of EM as a director or officer of a corporation or of a partnership, joint venture, trust or other enterprise or entity, against all liability, loss and expense (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of EM.

California Registrant

AICA-IE Restaurant, Inc. is incorporated under the laws of California.

Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation (as defined in Section 317(a) of the California Corporations Code), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court appropriately determines otherwise. A corporation may advance expenses upon the receipt of an undertaking to repay the amount advanced if it is ultimately determined that such person is not entitled to such indemnification. A corporation may purchase and maintain insurance on behalf of such person against liability related to such person’s capacity or status, whether or not the corporation would have the power to indemnify such person against such liability.

The bylaws of AICA-IE Restaurant, Inc. (“AICA”) provide that, except as prohibited by law, every director and officer of AICA shall be entitled as of right to be indemnified by AICA against all expenses, liability and loss (including without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid in settlement) paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the AICA or otherwise, in which he may be involved, as a party or otherwise, by reason of such person being or having been a director of officer of the AICA or by reason of the fact such person is or was serving at the request of AICA as a director, officer, employee, fiduciary or other representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other entity or enterprise. The bylaws of AICA further provide that such indemnitees shall be entitled as a right to have his or her expenses paid in advance by AICA in any such action, subject to applicable law, AICA’s articles of incorporation, bylaws or other agreements.

Florida Registrant

AIT Restaurant, Inc. is incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act (the “FBCA”) provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant thereto are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

AIT Restaurant, Inc. (“AIT”) will, pursuant to its bylaws, fully indemnify any person who may serve, or who has served at any time as a director, trustee, or officer of AIT. AIT will also indemnify any persons (and their respective heirs, administrators, successors and assigns) who, at the request of the board of directors, may serve or at any time have served as a director or officer of another corporation in which AIT, at such time, owned or may own shares of stock or of which it was or may be a creditor. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, shareholder vote or otherwise.

Georgia Registrants

The Connecting Link, Inc., EDMC Marketing and Advertising, Inc. and Higher Education Services, Inc. are incorporated under the laws of Georgia.

Section 14-2-851(a) of the Georgia Business Corporation Code (“GBCC”) states that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if he or she acted in good faith and reasonably believed that his or her actions were in the best interests of the corporation or were at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred if the director meets the standard of conduct in Section 14-2-851(a)) or in connection with any proceeding in which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her. However, a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct outlined in Section 14-2-851(a) or was adjudged liable as described above, although if adjudged liable, the indemnification is limited to reasonable expenses incurred in connection with the proceeding.

The GBCC further states in Section 14-2-852 that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 14-2-857(c) of the GBCC provides that an officer of the corporation who is not a director is also entitled to such mandatory indemnification. An officer of the corporation is also entitled to apply for court ordered indemnification in each case to the same extent as a director. In addition, Section 14-2-857(d) of the GBCC provides that a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers a written affirmation of a good faith belief that he or she has met the relevant standard of conduct set out in Section 14-2-851 of the GBCC, or that liability has been eliminated under provisions of the company’s articles of organization, and his or her written undertaking to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification. A corporation may also advance expenses to an officer of the corporation to the same extent as a director and if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for specific types of liability set forth in the GBCC.

A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability.

The articles of incorporation of Higher Education Services, Inc. (“HES”) provide that a director of HES shall not be personally liable to HES or its shareholders for a breach of his or her duty of care or other duty as a director, except that such exemption from liability is not permitted (1) for any appropriation, in violation of his or her duties, of any business opportunity of HES, (2) for any acts or omissions involving intentional misconduct or a knowing violation of law, (3) for any transaction from which the director derived an improper personal benefit or (4) for any liability for unlawful distributions as set out in Section 14-2-832 of the GBCC. The bylaws of HES provide that HES shall indemnify to the fullest extent permitted by the GBCC any and all persons (and their successors) who may serve or who have served at any time as directors, trustees or officers of HES or who, at the request of the board of directors, may serve or have served as directors or officers of another corporation in which HES, at such time, owned or may own shares of stock or of which HES was a creditor or may be a creditor. Such indemnification is in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, shareholder vote or otherwise.

Illinois Registrant

MCM University Plaza, Inc. is incorporated under the laws of Illinois.

Under Section 8.75 of the Illinois Business Corporation Act (“IBCA”), a corporation may indemnify any person who, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (in the cases of actions by or in the right of the corporation) or expenses, judgments, fines and amounts paid in settlement (in all other cases) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided that no indemnification is permitted with respect to any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the adjudicating court determines otherwise. If a present or former director, officer or employee of a corporation has been successful in the defense of any such action, suit or proceeding, claim, issue or matter, such person shall be indemnified by the corporation for reasonable expenses incurred in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 8.75 of the IBCA also permits a corporation to pay expenses incurred by a director or officer in defending any civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if such director or officer undertakes to repay the advanced amount if it is ultimately determined that he or she is not entitled to indemnification. The indemnification granted under the IBCA is not exclusive and a corporation may grant additional indemnification through its bylaws, agreements, votes of shareholders or disinterested directors or otherwise. A corporation may also purchase and maintain insurance on behalf of any such person outlined above against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provision of the IBCA.

The bylaws of MCM University Plaza, Inc. (“MCM”) provide that MCM shall indemnify any and all persons whom it shall have the power to indemnify under the provisions of the IBCA from and against any and all of the expenses, liabilities or other matters referred to by such provisions, and such indemnification shall not be deemed exclusive of any other rights to which such person shall be entitled under any other agreement, bylaw or vote, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall continue to the benefit of such person’s heirs, executor and administrators.

Indiana Registrant

AIIN Restaurant LLC is organized as limited liability companies under the laws of Indiana.

Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

The operating agreement of AIIN Restaurant LLC (“AIIN”) indemnifies managing members, directors or officers of AIIN who are party to or threatened to be made party to any action by reason of their position within AIIN. Indemnification also extends to any person serving at the request of AIIN as a director or officer of an enterprise, and made party to a proceeding by reason of their position, against all liability reasonably incurred by such person in connection with such proceeding whether or not the indemnified liability arose from any proceeding by or in the right of AIIN.

Minnesota Registrants

AIIM Restaurant, Inc. and Argosy University Family Center, Inc. are incorporated under the laws of Minnesota.

The Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and had no conflict of interest in violation of Minn. Stat § 302A.255; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity at the request of the corporation, reasonably believed that the conduct was not opposed to the best interests of the corporation.

A corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

The articles of incorporation and the bylaws of AIIM Restaurant, Inc. and Argosy University Family Center, Inc. provide that directors, officers, committee members and other persons shall have the rights to indemnification provided by the Minnesota Business Corporation Act.

Pennsylvania Registrant

Education Management Corporation is incorporated under the laws of Pennsylvania.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the “PBCL”) provide that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above as contained in sections 1741 and 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the director, officer, employee or agent of the corporation is not entitled to be indemnified by the corporation.

PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding office, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

EDMC’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain substantially identical provisions regarding indemnification. EDMC’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws require EDMC to promptly indemnify, to the fullest extent permitted by law and subject to certain limitations described below, each director or officer (including each former director or officer) (an “Indemnitee”) of EDMC who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to EDMC, by reason of the fact that the Indemnitee is or was an authorized representative of EDMC, against all expenses (including attorneys’ fees, disbursements and other charges), judgments, losses, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such proceeding (collectively, “Losses”).

Such indemnification also includes, but is not limited to, cases in which indemnification is permitted pursuant to the provisions of Sections 1741 through 1750 of the PBCL, and will be made in every case described above except (i) in connection with a proceeding (or any claim, issue or matter therein or any part thereof) initiated by the Indemnitee, except (x) if the Board of Directors of EDMC has approved the initiation or bringing of such claim or (y) any compulsory counterclaim, compulsory cross-claim, or required joinder made by Indemnitee in a proceeding not initiated by the Indemnitee; (ii) with respect to any act that is established, by a final, unappealable adjudication adverse to the Indemnitee, as having been material to the cause of action so adjudicated and as having constituted either willful misconduct or recklessness; (iii) with respect to any benefit or advantage gained by the Indemnitee to which the Indemnitee was not legally entitled; or (iv) for liability imposed in a proceeding by or for the benefit of EDMC to recover any profit pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and regulations thereunder or similar provisions of any applicable state law; however, that this exclusion does not apply to expenses (including attorneys’ fees, disbursements and other charges) incurred by the Indemnitee in such a proceeding.

In any case, to the extent that an Indemnitee is successful on the merits or otherwise in defense of any proceeding or any part thereof or in defense of any claim, issue or matter therein, including but not limited to obtaining a dismissal without prejudice or a settlement without admission of liability, the Indemnitee will be promptly indemnified by EDMC against all Losses actually and reasonably incurred or suffered by the Indemnitee in connection therewith. Subject to certain limitations, such indemnification will be made by EDMC without any requirement that any determination be made or any action be taken by the Board of Directors, shareholders or legal counsel.

The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of EDMC require that EDMC promptly pay all expenses (including attorneys’ fees, disbursements and other charges) actually incurred by an Indemnitee in defending or appearing in any proceeding described above in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if it is ultimately specifically determined by a final, unappealable adjudication that the Indemnitee is not entitled to be indemnified by EDMC and an irrevocable assignment to EDMC of all payments to which the Indemnitee may be or become entitled, under any policy of insurance or otherwise, in reimbursement of any such expenses paid by EDMC pursuant to the requirements of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws. Notwithstanding the foregoing, no advance payment will be made by EDMC if the Board of Directors reasonably and promptly determines by a majority vote of the directors who are not parties to the proceeding that, based upon the facts known to the Board of Directors at the time the determination is made, the matter is of the kind described in clause (i) above or the Indemnitee’s actions are of the kind described in clause (iii) above.

The Amended and Restated Articles and the Amended and Restated Bylaws of EDMC provide that the rights of indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

EDMC has entered into indemnification agreements that provide directors and officers with contractual rights to the indemnification and expense advancement rights provided under the Amended and Restated Articles and the Amended and Restated Bylaws of EDMC, as well as contractual rights to additional indemnification and expense advancement rights as provided in the indemnification agreement. These additional indemnification and expense advancement rights include (i) indemnification for all expenses actually and reasonably incurred by an Indemnitee who, by reason of his corporate status, is a witness or is otherwise asked to participate in any proceeding to which the Indemnitee is not a party and (ii) advancement of all expenses incurred by or on behalf of the Indemnitee in connection with any proceeding.

PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the PBCL provisions described above.

The Amended and Restated Articles and the Amended and Restated Bylaws of EDMC provide that EDMC may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such officer or director in any capacity, or arising out of such director’s or officer’s status as such, whether or not EDMC would have the power to indemnify such person against such liability under the provisions of the Amended and Restated Articles and the Amended and Restated Bylaws.

EDMC maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Amended and Restated Articles and the Amended and Restated Bylaws.

As permitted by PBCL Section 1713, the Amended and Restated Bylaws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, except to the extent that such elimination or limitation of liability is expressly prohibited by the PBCL as in effect at the time of the alleged action or failure to take action by the director. The PBCL states that this exculpation from liability does not apply where the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation.

Tennessee Registrant

AITN Restaurant, Inc. is incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (the “TBCA”) sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any of its directors against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, such person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, such person reasonably believed that their conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe that their conduct was unlawful. However, Section 48-18-502 of the TBCA also provides that a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with any proceeding charging improper personal benefit to a director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Unless the corporation’s charter provides otherwise, Section 48-18-503 of the TBCA mandates that, in cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, the corporation must indemnify the director against reasonable expenses incurred in the proceeding. Additionally, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that a director be indemnified, with such indemnification limited to reasonable expenses, if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such director was adjudged liable on the basis that personal benefit was improperly received by such director; or (c) such director breached his standard of conduct to the corporation set forth in Section 48-18-502 of the TBCA. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505 of the TBCA.

The bylaws of AITN Restaurant, Inc. provide for the indemnification of all individuals who may be indemnified under the TBCA to the fullest extent of the law. The right to indemnification is not exclusive of any other right in the bylaws and extends to the successors of the indemnified party.

Texas Registrants

AID Restaurant, Inc. and AIH Restaurant, Inc. are incorporated under the laws of the State of Texas.

Under Section 8.101 of the Texas Business Organizations Code (the “TBOC”), a company may indemnify a director or general partner (a “governing person”), former governing person, or a person who, while serving as a governing person of the company, serves at the company’s request as its representative at another company, organization, or employee benefit plan (a “delegate”) who was, is, or is threatened to be made a named defendant or respondent in a proceeding against judgment and reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with the proceeding if it is determined that (a) the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in (if acting in the official capacity), or at least not opposed to (in all other cases), the best interests of the company and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful, (b) expenses (other than a judgment) are reasonable, and (c) indemnification should be paid, except that if the person is found liable to the company or improperly received a personal benefit a company may indemnify such person only for reasonable expenses (including court costs, settlements, and reasonable attorney’s fees, but excluding judgments, penalties, fines, excise and similar taxes) actually incurred by the person in connection with the proceeding. Section 8.102 of the TBOC prohibits a company from indemnifying any such person in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of the person’s duties to the company, breach of the person’s duty of loyalty owed to the company, or an act or omission not in good faith that constitutes a breach of a duty owed by such person to the company. Under Section 8.105 of the TBOC, a company may indemnify a present or former, employee, agent, or other person who is not a governing person as provided by (i) the company’s governing documents, (ii) action of the company’s board of directors or other governing authority, (iii) resolution of the company’s owners, (iv) contract, or (v) common law.

A company is required by Sections 8.051 and 8.105 of the TBOC to indemnify a governing person, former governing person, delegate, or officer against reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with a proceeding in which the person is a named defendant or respondent due to the fact that the person is or was in that position if the person has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Section 8.052 of the TBOC, on application and after notice is provided, a court may order a company to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the person is found liable to the company or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees).

AID Restaurant, Inc. and AIH Restaurant, Inc. were formed under, and their articles of incorporation and bylaws refer to, the Texas Business Corporation Act (the “TBCA”). Pursuant to Section 402.005 of the TBOC, the TBCA has been superseded by the TBOC and AID Restaurant, Inc. and AIH Restaurant, Inc. are governed by the TBOC effective January 1, 2010. Furthermore, pursuant to Section 402.007 of the TBOC, any proposed indemnification by AID Restaurant, Inc. or AIH Restaurant, Inc. after January 1, 2010 is governed by Chapter 8 of the TBOC, regardless of whether the events on which the indemnification is based occurred before or after January 1, 2010.

The bylaws of AID Restaurant, Inc. and AIH Restaurant, Inc. indemnify its present and former directors and officers to the fullest extent allowed under the TBOC promptly upon request of any such person eligible to be indemnified under the TBOC. The obligation to indemnify may be enforced by resort to a court of competent jurisdiction, and the indemnifying company will pay the reasonable expenses of indemnified parties in advance of the final disposition of any proceeding as permitted by the TBOC.

Item 16. Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

EDUCATION MANAGEMENT CORPORATION

By:	/S/ MICK J. BEEKHUIZEN
Name: Title:	Mick J. Beekhuizen Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ EDWARD H. WEST Edward H. West	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2013

/s/ MICK J. BEEKHUIZEN Mick J. Beekhuizen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller and Chief Accounting Officer (Principal Accounting Officer)	November 26, 2013

Signature	Title	Date

/s/ SAMUEL C. COWLEY Samuel C. Cowley	Director	November 26, 2013

/s/ WILLIAM R. JOHNSON William R. Johnson	Director	November 26, 2013

/s/ ADRIAN M. JONES Adrian M. Jones	Director	November 26, 2013

/s/ JEFFREY T. LEEDS Jeffrey T. Leeds	Director	November 26, 2013

/s/ JOHN R. MCKERNAN, JR. John R. McKernan, Jr.	Director	November 26, 2013

/s/ LEO F. MULLIN Leo F. Mullin	Director	November 26, 2013

/s/ BRIAN A. NAPACK Brian A. Napack	Director	November 26, 2013

/s/ PAUL J. SALEM Paul J. Salem	Director	November 26, 2013

/s/ PETER O. WILDE Peter O. Wilde	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

EDUCATION MANAGEMENT LLC

By:	/S/ MICK J. BEEKHUIZEN
Name: Title:	Mick J. Beekhuizen Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ EDWARD H. WEST Edward H. West	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2013

/s/ MICK J. BEEKHUIZEN Mick J. Beekhuizen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller and Vice President (Principal Accounting Officer)	November 26, 2013

/s/ SAMUEL C. COWLEY Samuel C. Cowley	Director	November 26, 2013

Signature	Title	Date

/S/ WILLIAM R. JOHNSON William R. Johnson	Director	November 26, 2013

/s/ ADRIAN M. JONES Adrian M. Jones	Director	November 26, 2013

/s/ JEFFREY T. LEEDS Jeffrey T. Leeds	Director	November 26, 2013

/s/ JOHN R. MCKERNAN, JR. John R. McKernan, Jr.	Director	November 26, 2013

/s/ LEO F. MULLIN Leo F. Mullin	Director	November 26, 2013

/s/ BRIAN A. NAPACK Brian A. Napack	Director	November 26, 2013

/s/ PAUL J. SALEM Paul J. Salem	Director	November 26, 2013

/s/ PETER O. WILDE Peter O. Wilde	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

EDUCATION MANAGEMENT FINANCE CORP.

By:	/S/ MICK J. BEEKHUIZEN
Name: Title:	Mick J. Beekhuizen Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ EDWARD H. WEST Edward H. West	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2013

/s/ MICK J. BEEKHUIZEN Mick J. Beekhuizen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller and Vice President (Principal Accounting Officer)	November 26, 2013

/s/ SAMUEL C. COWLEY Samuel C. Cowley	Director	November 26, 2013

Signature	Title	Date

/S/ WILLIAM R. JOHNSON William R. Johnson	Director	November 26, 2013

/s/ ADRIAN M. JONES Adrian M. Jones	Director	November 26, 2013

/s/ JEFFREY T. LEEDS Jeffrey T. Leeds	Director	November 26, 2013

/s/ JOHN R. MCKERNAN, JR. John R. McKernan, Jr.	Director	November 26, 2013

/s/ LEO F. MULLIN Leo F. Mullin	Director	November 26, 2013

/s/ BRIAN A. NAPACK Brian A. Napack	Director	November 26, 2013

/s/ PAUL J. SALEM Paul J. Salem	Director	November 26, 2013

/s/ PETER O. WILDE Peter O. Wilde	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

ARGOSY UNIVERSITY FAMILY CENTER, INC.

By:	/S/ SCOTT K. TJADEN
Name: Title:	Scott K. Tjaden President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ SCOTT K. TJADEN Scott K. Tjaden	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

THE CONNECTING LINK, INC.

By:	/S/ CRAIG D. SWENSON
Name: Title:	Craig D. Swenson President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ CRAIG D. SWENSON Craig D. Swenson	President (Principal Executive Officer)	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

/s/ EDWARD H. WEST Edward H. West	Director	November 26, 2013

/s/ JOHN T. SOUTH, III John T. South, III	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

HIGHER EDUCATION SERVICES, INC.

By:	/S/ JOHN T. SOUTH, III
Name: Title:	John T. South, III President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ JOHN T. SOUTH, III John T. South, III	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

/s/ EDWARD H. WEST Edward H. West	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

MCM UNIVERSITY PLAZA, INC.

By:	/s/ CRAIG D. SWENSON
Name: Title:	Craig D. Swenson President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ CRAIG D. SWENSON Craig D. Swenson	President (Principal Executive Officer)	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

/s/ EDWARD H. WEST Edward H. West	Director	November 26, 2013

/s/ JOHN T. SOUTH, III John T. South, III	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

EDMC MARKETING AND ADVERTISING, INC.

By:	/s/ MARK LANCIA
Name:	Mark Lancia
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ MARK LANCIA Mark Lancia	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

/s/ EDWARD H. WEST Edward H. West	Director	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AICA-IE RESTAURANT, INC.

By:	/s/ MATTHEW MADRID
Name:	Matthew Madrid
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ MATTHEW MADRID Matthew Madrid	President (Principal Executive Officer) and Director	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AID RESTAURANT, INC.

By:	/s/ JOHN WILLIS
Name:	John Willis
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ JOHN WILLIS John Willis	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AIH RESTAURANT, INC.

By:	/s/ SUSANNE BEHRENS
Name:	Susanne Behrens
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ SUSANNE BEHRENS Susanne Behrens	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AIIM RESTAURANT, INC.

By:	/s/ JENNIFER SORENSON
Name:	Jennifer Sorenson
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ JENNIFER SORENSON Jennifer Sorenson	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AIIN RESTAURANT LLC

By:	/s/ MICHAEL MORPHEW
Name:	Michael Morphew
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ MICHAEL MORPHEW Michael Morphew	President (Principal Executive Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 26, 2013

/s/ EDWARD H. WEST Edward H. West	Director of Sole Member of AIIN Restaurant LLC	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AIT RESTAURANT, INC.

By:	/s/ JOE GIANNATTASIO
Name:	Joe Giannattasio
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ JOE GIANNATTASIO Joe Giannattasio	President (Principal Executive Officer) and Director	November 26, 2013

/s/ ROBERT G. HRIVNAK Robert G. Hrivnak	Controller (Principal Accounting Officer)	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer)	November 26, 2013

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 26, 2013.

AITN RESTAURANT, INC.

By:	/s/ CAROL MENCK
Name:	Carol Menck
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dorinda Pannozzo and Devitt Kramer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ CAROL MENCK Carol Menck	President (Principal Executive Officer) and Director	November 26, 2013

/s/ DORINDA PANNOZZO Dorinda Pannozzo	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 26, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Education Management Corporation for its fiscal quarter ended September 30, 2009)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Education Management Corporation for its fiscal quarter ended September 30, 2009)

4.3	Certificate of Formation of Education Management LLC (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.4	Limited Liability Company Agreement of Education Management LLC (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.5	Certificate of Incorporation of Education Management Finance Corp. (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.6	Bylaws of Education Management Finance Corp. (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.7	Articles of Incorporation of AICA-IE Restaurant, Inc. (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.8	Bylaws of AICA-IE Restaurant, Inc. (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.9	Articles of Incorporation of AID Restaurant, Inc. (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.10	Bylaws of AID Restaurant, Inc. (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.11	Certificate of Incorporation of AIH Restaurant, Inc. (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.12	Bylaws of AIH Restaurant, Inc. (incorporated herein by reference to Exhibit 3.8 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.13	Articles of Organization of AIIN Restaurant LLC (incorporated herein by reference to Exhibit 3.11 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.14	Operating Agreement of AIIN Restaurant LLC (incorporated herein by reference to Exhibit 3.12 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.15	Articles of Incorporation of AIIM Restaurant, Inc. (incorporated herein by reference to Exhibit 3.9 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.16	Bylaws of AIIM Restaurant, Inc. (incorporated herein by reference to Exhibit 3.10 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.17	Articles of Incorporation of AIT Restaurant, Inc. (incorporated herein by reference to Exhibit 3.15 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.18	Bylaws of AIT Restaurant, Inc. (incorporated herein by reference to Exhibit 3.16 to the Registration Statement on Form S-4 filed by Education Management LLC and Education management Finance Corp. on July 19, 2013)

4.19	Articles of Incorporation AITN Restaurant Inc. (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.20	Bylaws of AITN Restaurant, Inc. (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on July 19, 2013)

4.21	Articles of Incorporation of Argosy University Family Center, Inc. (incorporated herein by reference to Exhibit 3.11 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.22	Bylaws of Argosy University Family Center, Inc. (incorporated herein by reference to Exhibit 3.12 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.23	Certificate of Incorporation of The Connecting Link, Inc. (incorporated herein by reference to Exhibit 3.15 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.24	Bylaws of The Connecting Link, Inc. (incorporated herein by reference to Exhibit 3.16 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.25	Articles of Incorporation of EDMC Marketing and Advertising, Inc. (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.26	Bylaws of EDMC Marketing and Advertising, Inc. (incorporated herein by reference to Exhibit 3.20 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.27	Certificate of Incorporation of Higher Education Services, Inc. (incorporated herein by reference to Exhibit 3.21 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.28	Amended and Restated Bylaws of Higher Education Services, Inc. (incorporated herein by reference to Exhibit 3.22 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.29	Articles of Incorporation of MCM University, Plaza, Inc. (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.30	Bylaws of MCM University Plaza, Inc. (incorporated herein by reference to Exhibit 3.24 to the Registration Statement on Form S-4 filed by Education Management LLC and Education Management Finance Corp. on September 27, 2006)

4.31	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 6 to the Registration Statement on Form S-1 of Education Management Corporation (File No. 333-148259))

4.32*	Form of Certificate of Designation of Preferred Stock

4.33	Form of Indenture

4.34*	Form of Debt Security

4.35*	Form of Depositary Agreement

4.36*	Form of Depositary Receipt

4.37*	Form of Warrant Agreement

4.38*	Form of Warrant

4.39*	Form of Purchase Contract

4.40*	Form of Unit Agreement

5.1	Opinion of Morgan, Lewis & Bockius LLP

5.2	Opinion of Jones Day

5.3	Opinion of Barnes & Thornburg LLP

5.4	Opinion of Barnes & Thornburg LLP

5.5	Opinion of Waller Lansden Dortch & Davis, LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.3	Consent of Jones Day (included in Exhibit 5.2)

23.4	Consent of Barnes & Thornburg LLP (included in Exhibits 5.3 and 5.4)

23.5	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.5)

24.1	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., to act as trustee under the Indenture

*	To be filed, if necessary, as an exhibit to an amendment to this registration statement or as an exhibit to a document filed by the registrant and incorporated herein by reference.